Exhibit 23.2

                              Baum & Company, P.A.
                         1515 University Dr., Suite 209
                          Coral Springs, Florida 33071


                  Consent of Independent Certifying Accountant


We consent to the use of our report dated March 25, 2004 on our audit of the financial statements of Tidelands Oil & Gas Corporation as of December 31, 2003 and to all references to this firm included in the Form SB-2 Registration Statement of Tidelands Oil & Gas Corporation.


Hollywood, Florida                            Baum & Company, P.A.
December 14, 2004